                                                                  Exhibit 10.11

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             PROMOTIONAL AGREEMENT

EFFECTIVE DATE:                  JULY 1, 1999 ("EFFECTIVE DATE")
TERM OF AGREEMENT:               JULY 1, 1999 THROUGH DECEMBER 31, 2000 ("TERM")
VISA CONTACT:                    MS. HEATHER GRAY
VISA PHONE NUMBER:               (650) 432-4054
VISA FACSIMILE NUMBER:.          (650) 432-1862

MERCHANT CONTACT:                MR. TIMOTHY CHEN
MERCHANT PHONE NUMBER:           (415) 778-6262
MERCHANT FACSIMILE NUMBER:       (415) 778-6263


This Agreement (the "Agreement") is between VISA USA INC. ("Visa"), with its principal place of business at 900 Metro Center Boulevard, Foster City, California 94404 (mailing address P.O. Box 8999, San Francisco, CA 94128-8999) on the one hand and SNAP TECHNOLOGIES, INC. (hereinafter "Merchant"), with its principal place of business at 111 Townsend Street, San Francisco, California 94107, on the other.

In consideration of the mutual covenants and conditions set forth herein and in Exhibits A, B, and C hereto, all of which are incorporated herein by reference, Visa and Merchant agree as follows:

Subject to the terms and conditions specified in Exhibit A hereto, Visa shall perform the obligations specified in Exhibit B hereto and Merchant shall perform the obligations specified in Exhibit C hereto.




VISA U.S.A. INC.                             SNAP TECHNOLOGIES, INC.
("Visa")                                     ("Merchant")


By: /s/ James O. Degracia                    By: /s/ Judy David
   ------------------------------------        ---------------------------------

Name:   James O. Degracia                    Name:   Judy David
     ----------------------------------           ------------------------------

Title:  Senior Vice President                Title:  Chief Financial Officer
      ---------------------------------            -----------------------------

Date:   6/30/99                              Date:   6/29/99
     ----------------------------------           ------------------------------


Approved By Legal   M.P.
                 ----------

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                    EXHIBIT A

                          STANDARD TERMS AND CONDITIONS

1. REPRESENTATIONS AND WARRANTIES. Merchant and Visa each warrant and represent that (i) it has the power and authority to grant the rights and perform the obligations to which it commits herein; (ii) the execution of the Agreement by the person representing it will be sufficient to render the Agreement binding upon it; and (iii) neither its performance hereunder nor the exercise by the other party of rights granted by the warranting party hereunder will violate any applicable laws or regulations, or the legal rights of any third parties, or the terms of any other agreement to which the warranting party is or becomes a party. Each party is separately responsible for ensuring that its performance and grant of rights does not constitute any such violation during the term of the Agreement. No party approval of advertising or other copy submitted by another will relieve the other's responsibility under this Section.

2. USE OF TRADE AND SERVICE MARKS. Nothing contained herein will give either party a license or other right to use the trade or service marks of the other party. Any such use will require the prior written consent of the party that owns the marks.

3. CONFIDENTIALITY. Merchant and Visa each agree that they will not use in any way for their own account or the account of any third party, nor will they disclose to any third party, any confidential information revealed to them by the other party which is identified in writing as confidential prior to disclosure. Each party will take such reasonable precautions to protect the confidentiality of such information as are employed to protect the party's own confidential information of a similar nature.

4. TERM AND TERMINATION. The Agreement will be effective on the date last written above and will terminate after the completion of the Term. In the event of expiration or early termination of the Agreement, the terms of
Section 3 above and Sections 5 and 9 below will forever survive the termination of the Agreement. Either party may terminate the Agreement in the event of a material default by the other party on any of its representations, warranties, or obligations under the Agreement by the following procedure:
(i) that non-defaulting party will provide the defaulting party with written notice specifying the particulars of the default; (ii) if the default is not cured within thirty (30) days after such notice is given, the non-defaulting party may terminate the Agreement immediately upon providing written notice to the defaulting party. Additionally, either party may terminate the Agreement for any reason upon sixty (60) days written notice to the other party. In the case of termination prior to the natural expiration of the Term, both parties will engage in good faith negotiations to arrange for a mutually satisfactory end to the Agreement. In the event of any termination prior to the natural expiration of the Term, Merchant will give Visa an immediate pro-rata refund of all of the funds received from Visa pursuant to this agreement based upon the number of days remaining until the end of the Term at the time of termination divided by the total number of days in the Term.


                                       2

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

5. INDEMNIFICATION. Merchant will indemnify and hold harmless Visa, Visa International Service Association and their respective Member financial institutions, officers, directors, employees, agents, successors and assigns from any claims, damages, liabilities, losses, government procedures and costs, including reasonable attorneys' fees and costs of suit, arising out of (i) Merchant's failure to comply with applicable laws and regulations, unauthorized use of Visa's trademarks or negligence or willful misconduct in connection with its performance of the Agreement; or (ii) Merchant's misrepresentation or breach of any warranty, obligation or covenant of the Agreement.

     Visa will indemnify and hold harmless Merchant and its officers, directors, employees, franchisees, attorneys, agents, successors and assigns from any claims, damages, liabilities, losses, government procedures and costs, including reasonable attorneys' fees and costs of suit, arising from (i) Visa's failure to comply with applicable laws and regulations, unauthorized use of Merchant's trademarks or negligence or willful misconduct in connection with its performance of the Agreement; or (ii) Visa's misrepresentation or breach of any warranty, obligation or covenant of the Agreement.

     Except in the case of third party claims, neither party will be obligated to the other party for indirect, special, consequential, or incidental damages.

6. RELATIONSHIP OF THE PARTIES. Merchant and Visa are independent contractors, and the Agreement does not create a partnership, joint venture, employee/employer or other agency relationship between them.

7. ASSIGNMENT. The Agreement will be binding on and inure to the benefit of each of the parties, their successors and assigns. It may not be assigned or transferred, in whole or in part, without the written consent of the other party. Any such assignment or transfer without consent will be void.

8. NOTICES. All notices and other communications required to be given under the Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered; or (ii) three (3) business days after mailing, postage prepaid, by certified mail; or (iii) when delivered (and receipted for) by an overnight delivery service, addressed in each case to the parties at the addresses set forth on the Agreement (in the case of notices to Visa, a copy of any such notice shall also be delivered to the Visa U.S.A. Legal Department, in care of the same Visa address), unless a different address shall have been designated in writing.

9. GOVERNING LAW. The Agreement will be governed by the laws of the State of California, without giving effect to its conflicts of law provisions.

10. PUBLICITY. The parties will consult with one another concerning the form and substance of any press release or other public disclosure of the matters covered by the Agreement, and will mutually agree on the form and substance of any such disclosure before any such disclosure is made; provided, however, that this obligation will not be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to fulfill such party's obligations under any applicable law.


                                       3

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

11. EXCLUSIVITY. As used in this Agreement, "Visa Competitors" means the following and all branded products and services operated thereby: MasterCard International (e.g., Cirrus, Maestro), Mondex, American Express, Novus (e.g., Discover), First Data Corporation, Diners Club, Carte Blanche, Europay and JCB. During the Term, Merchant agrees to provide Visa with category exclusivity for all payment card advertising, marketing, promotions, and placements on its site www.collegeedge.com (or on any derivations or extensions thereof), "CollegeEdge Site", and will not participate in any program or pilot with a Visa Competitor. This provision will not prohibit Merchant from accepting any other credit, debit, charge card or travelers cheque from Visa Competitors. Merchant further agrees that this exclusivity clause pertains to all third party controlled frames that may appear on the CollegeEdge Site.

12. ENTIRE AGREEMENT. The Agreement, and Exhibits A, B, and C thereto constitute the entire agreement and understanding between Visa and Merchant, and there are no other agreements, representatives, warranties or understandings between Visa and Merchant with respect to the subject matter hereof. To the extent that any other agreement, written or verbal, appears to exist between the parties with respect to the subject matter hereof, the Agreement supersedes any such agreement.


                                       4

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                    EXHIBIT B

                               VISA'S OBLIGATIONS

DURING THE TERM, VISA AGREES TO PERFORM AS FOLLOWS:

A. PAYMENT. Visa will pay Merchant [*] for the obligations set forth in Exhibit C. The first payment of [*] will be due thirty (30) days after the later of the Effective Date or the receipt of a Merchant invoice referencing this Agreement. The second and third payments each for [*] will be due thirty days after receipt of a Merchant invoice to be sent to Visa on December 1, 1999 and August 31, 2000, respectively. If by July 31, 1999 or later, it is determined by Visa, that Merchant is not fulfilling all of its obligations as described in this Agreement, Visa's payment and expenditure obligations in Sections A and B of this Exhibit will be reduced by a pro-rata amount based upon the number of days after June 30, 1999 in which any of such obligation is not met. The per day amount is based on Visa's total expenditure from Sections A and B of this Exhibit divided by five hundred and forty (540) days.

B. MARKETING SUPPORT [*]. Visa will expend at least [*] to directly support [*] on or through the CollegeEdge Site. Such financial support [*] will be used for marketing activities which leverage certain aspects of the [*] and may include but not be limited to: direct mail; joint promotions; statement inserts and messages; online advertising; or other activities as may be mutually agreed by the parties. Merchant understands that [*], and that Visa will have no obligation related thereto.

C. EDUCATIONAL CONTENT. From time to time, Visa will provide Merchant with content and/or links related to topics which may include but not be limited to topics such as: credit card advantages; how credit cards work; budgeting advice; credit card advice; shopping safely online; or other topics as may be mutually agreed. Visa reserves the right to modify, alter, or delete any content provided by Visa hereunder.

D. RANKIT LINK. Visa will investigate the opportunity to provide a www.collegeedge.com placement and link on its web-site www.rankit.com.

E. VISA ATM LINK. Visa will provide Merchant with a link to its ATM locator section of its www.visa.com website. Merchant reserves the right not to use the Visa ATM link.

F. NEW IDEAS AND OPPORTUNITIES. Visa will use reasonable efforts to work with Merchant in a cooperative effort on new ideas and opportunities which may include without limitation payments related topics such as college tuition, financial aid, campus cards, smart cards, and other products and services as may be mutually agreed.


                                       5

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

G. MUTUAL ECOMMERCE MARKETING PARTNERSHIPS. Visa will use reasonable efforts to leverage Visa's eCommerce merchant marketing relationships with that of Merchant's for joint promotional opportunities to the benefit of both parties.

H. BEST PRACTICES SUPPORT. Visa will use reasonable efforts to work with Merchant through Merchant's acquiring financial institution as appropriate to provide best practices support which may include but not be limited to topics such as: security; payments infrastructure; fraud; operations; and other educational tools.








                                       6

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                    EXHIBIT C

                             MERCHANT'S OBLIGATIONS

DURING THE TERM, MERCHANT AGREES TO PERFORM AS FOLLOWS:

A. SCOPE OF OBLIGATIONS. Merchant's Obligations apply to the CollegeEdge Site and all linked pages and sites under the control of Merchant and/or its affiliates.

B. DEFAULT PAYMENT CARD. Except as noted in Section D below, Merchant will make Visa the Default Payment Card at all current and future points of transaction, registration, or other areas where a customer can make a selection or modification for method of payment. For purposes hereof, "Default Payment Card" means that Visa will be the only payment card immediately viewable at the card selection area prior to clicking on the pull down menu, and only after clicking on the pull down menu will other payment options become viewable.

C. PROMINENT VISA PLACEMENTS. For purposes of this Agreement "Visa Placement", means depiction of the Visa acceptance mark with a minimum pixel size of 43 X 27 and a Visa designation slogan, tagline, or copy reading either "CollegeEdge.com prefers Visa", "Its everywhere you want to be", "Shop Safely", "Brought to you by Visa", or "Get a Visa card", as solely determined by Visa, but based on consideration of Merchant's desires, with a minimum font size of 12 points. At a minimum, and except as noted in Section D below, Merchant will provide a prominent Visa Placement at all of the following locations: i) for CollegeEdge Store, above the fold Home Page, all Category Pages (e.g. College, Graduate, Professional, Going to School, Gifts, Core Packages, etc.), and all sub-category pages (e.g. The Checklist, Advice and Information Area related to getting or using a Visa card, Travel Arrangements, Dormitory Furnishing, etc.), throughout key areas in the transaction cycle which may include but not be limited to shopping cart, security or guarantee pages, and directly adjacent to any points of transaction, registration or other areas where a customer can make a selection or modification for method of payment; ii) for College Application Payment pages, throughout key areas in the payment cycle as may be mutually determined, and directly adjacent to any points of transaction, registration or other areas where a customer can make a selection or modification for method of payment; iii) on pages highlighting multiple key sponsors; iv) on pages where Visa provides content as described in Section C of Exhibit B or those pages related to getting or using a Visa card, v) and, future successor pages thereof.

D. INITIAL COLLEGEEDGE STORE EXCEPTIONS. Visa understands that during the first four months of the Agreement, Merchant will not be obligated to fulfill its obligations in Sections B and C of this Exhibit C which directly relate to those categories and/or sub-categories in the CollegeEdge Store which are controlled by the third party subcontractor responsible for managing the user interface and service/product fulfillment in such areas. Notwithstanding the foregoing, Merchant will use best efforts to negotiate and influence such third party to fulfill Merchant's Obligations as described in this Exhibit. Merchant further agrees that such third party subcontractor will not promote or provide any


                                       7

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

branding of Visa Competitors on those pages in any way connected with the CollegeEdge Site.

E. PAYMENT CARD SOLICITATIONS. Merchant agrees that the Visa acceptance mark will appear on all payment products displayed on the CollegeEdge Site and solicited through the CollegeEdge Site. Merchant further agrees that all solicitations generated through the CollegeEdge Site will be for Visa payment products only.

F. PAYMENT CONFIRMATION. Merchant will use reasonable efforts to include copy reading "thank you for using Visa, the preferred card of CollegeEdge", or other mutually agreed upon text, in all of its confirmation emails or pages for those consumers who selected Visa as their form of payment.

G. QUARTERLY REPORT. Promptly at the end of each quarter, and for the quarter immediately preceding (where applicable), Merchant will provide Visa with a report which will include the information listed below related to consumer purchasing patterns and payment card behavior. Merchant will provide aggregate level information only.

         - Merchant sales broken out by each payment method, including but not limited to Visa, MasterCard, American Express, Discover, JCP, cash, checks, money orders (collectively "Payment Methods")
         - Merchant sales by type (e.g. college application, shopping categories, sub-categories), by Payment Method
         - Number of hits and click thru's on Visa Placements and credit card solicitation offers (e.g. Get a Visa Card)

H. RANKIT LINK. Merchant will investigate the opportunity to provide a www.rankit.com placement and link on the CollegeEdge Site.

I. NEW IDEAS AND OPPORTUNITIES. Merchant will use reasonable efforts to work with Visa in a cooperative effort on new ideas and opportunities which may include without limitation payments related topics such as college tuition, financial aid, campus cards, smart cards, and other products and services as may be mutually agreed.

J. MUTUAL ECOMMERCE MARKETING PARTNERSHIPS. Merchant will use reasonable efforts to leverage its eCommerce marketing relationships with that of Visa's for joint promotional opportunities to the benefit of both parties.

K. BEST PRACTICES SUPPORT. Merchant will use reasonable efforts to work with Visa through Merchant's acquiring financial institution as appropriate to cooperate with Visa on best practices topics which may include but not be limited to: security; payments infrastructure; fraud; operations; and other educational tools.

L. COMPETITIVE MARKS. Merchant agrees that no branding or logos of or associated with any Visa Competitor will appear on any web site owned or controlled by Merchant during the Term.


                                       8

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.